Exhibit 3.17

BY-LAWS

OF

FD MWA HOLDINGS INC.

These By-laws (“By-laws”) are adopted by FD MWA Holdings Inc., a Delaware Corporation (the “Corporation”) and are supplemental to the Delaware General Corporation Law.

ARTICLE I: OFFICES.

Section 1.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be at 1201 Market Street, Suite 1600, Wilmington, Delaware 19801 or at such other location as the Board of Directors may from time to time designate as such. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 1.2. Registered Agent. Unless designated otherwise by the Board of Directors, the registered agent in charge of the offices in the State of Delaware shall be PHS Corporate Services, Inc.

ARTICLE II. STOCKHOLDERS.

Section 2.1. Place of Stockholders’ Meeting. All meetings of the Stockholders shall be held at such place or places, within or without the State of Delaware, as shall be fixed by the Board of Directors from time to time.

Section 2.2. Annual Stockholders’ Meeting. The annual meeting of the Stockholders, for the election of Directors and the transaction of such other business as may properly be brought before such meeting, shall be held on the date and at the time fixed, from time to time, by the Board of Directors.

Section 2.3. Special Meetings. Special meetings of the Stockholders may be called at any time by the President or the Board of Directors, or by the Stockholders owning a majority of the capital stock outstanding and entitled to vote. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than 60 days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all special meetings shall be confined to the object stated in the call and matters germane thereto, unless all Stockholders entitled to vote are present and consent.

Written notice of a special meeting of the Stockholders stating the time, place and object thereof, shall be given to each Stockholder entitled to vote at least ten (10) days before such meeting, unless a greater period of time is required by statute in a particular case. Notice need not be given to any Stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a Stockholder at a meeting of Stockholders shall constitute a waiver of notice of such meeting, except when the Stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.4. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders.

ARTICLE III: DIRECTORS.

Section 3.1. Number and Term of Directors. The initial Board of Directors shall consist of two (2) Directors, with the Board of Directors having full authority to determine the specific number of members from time to time. The Directors need not be residents of the State or Stockholders in the Corporation. Directors shall be elected by the Stockholders at the annual meeting of same and each Director shall be elected for a term of one (1) year and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 3.2. Resignations of Directors. Any Director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 3.3. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation, if any, of the members thereof. Any Director may serve the Corporation in another capacity and be entitled to such compensation therefor as may be determined by the Board of Directors.

Section 3.4. Quorum and Action by the Board. A quorum of the Board of Directors shall consist of a majority of the members of the Board of Directors. All actions of the Board of Directors shall require (i) the affirmative vote of at least a majority of the Directors present at a duly-convened meeting of the Board of Directors at which a quorum is present or (ii) the unanimous written consent of the Board of Directors.

Section 3.5. Annual Meeting of Directors. An annual meeting of the Board of Directors shall be held in each calendar year immediately following the annual meeting of Stockholders or at such other time as the Board of Directors may designate.

Section 3.6. Meetings of Directors. Any meeting of the Board of Directors may be called by or at the direction of the President, or by any Director then in office, on one day’s personal notice which need not be in writing. Any such meeting shall be held at the registered office of the Corporation or at such other place within or without the state as the President or the Board of Directors may designate. Attendance of a Director at a meeting of the Board of Directors shall constitute a wavier of notice of such meeting.

Section 3.7. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the Directors in office shall be filed with the Secretary of the Corporation.

Section 3.8. Committees. The Board of Directors may, by resolution adopted by a majority of the Directors in office, establish one or more Committees to consist of one or more Directors of the Corporation. Any such resolution shall establish and delineate the duties, responsibilities and obligations of any such Committee.

Section 3.9. Removal and Replacement of Directors. Directors may be removed, with or without cause, by the affirmative vote of the remaining Directors or the affirmative vote of the holders of a majority of the outstanding stock entitled to vote.

ARTICLE IV: Officers.

Section 4.1. The Officers. The Corporation shall have a President, Secretary and Treasurer, and may have one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries.

Section 4.2. Election and Term of Officers. The President, Secretary and Treasurer of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Stockholders. All other officers shall be elected by the Board of Directors at the time, in the manner, and for such term as the Board of Directors from time to time shall determine. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified, or until he shall resign or shall have been removed.

Section 4.3. Compensation. Unless otherwise provided by the Board of Directors, the compensation of officers and assistant officers of the Corporation shall be fixed by the Compensation Committee or, if a Compensation Committee is not then in effect, by the Board of Directors.

Section 4.4. President. The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors and such limitations as may be provided by the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. As authorized by the Board of Directors, he shall be authorized to execute and seal, or cause to be sealed, all agreements, contracts and instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Upon request of the Board of Directors, he shall report to the Board of Directors all matters that the interest of the Corporation may require brought to their notice.

Section 4.5. Vice President. The Vice President or Vice Presidents, in order of their seniority, unless otherwise determined by the Board of Directors, and in the absence or disability of the President. Shall perform the duties and exercise the powers of the President. The Vice President or Vice presidents shall act under the direction of the President, and shall perform all such duties as may be prescribed by the president or the Board of Directors.

Section 4.6. Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and see that they are deposited in such banks or trust companies as the President shall approve. He or she shall have custody of the books of the Corporation and see that therein is entered regularly a full and accurate account of all monies received and disbursed by the Corporation, together with such other accounts and records as may be required, and render such other reports as he may, from time to time, be called upon to do by the Board of Directors or the President. The Assistant Treasurer or Assistant Treasurers, if any, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the Treasurer.

Section 4.7. Secretary. The Secretary shall keep minutes of the meetings of Stockholders, Board of Directors and, when requested, of committees of the Board of Directors. He or she shall have custody of the stock books of the Corporation, custody of the corporate seal and authority to attest and affix this seal to instruments of the Corporation. He or she shall perform such other duties as from time to time may be prescribed by the President. The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

ARTICLE V: SHARES OF CAPITAL STOCK.

Section 5.1. Signatures of Share Certificates. Each share certificate shall be signed by the President and Secretary.

Section 5.2. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said Stockholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) filed with the Corporation an indemnity or bond deemed sufficient by the Board of Directors; and (c) satisfied any other reasonable requirements fixed by the Board of Directors.

Section 5.3. Transfer of Shares. All transfers of shares of the Corporation shall be made upon the books of the Corporation upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares, duly endorsed by the person named in the certificate or by attorney, lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer. Thereupon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its books.

Section 5.4. Acquisition of Stock. The Corporation shall be authorized, from time to time, to acquire its own shares of’ stock from any of the Stockholders. The shares acquired shall be deemed to be issued but not outstanding. The Board of Directors may, by resolution, restore any or all of the previously issued shares of the Corporation owned by it to the status of authorized but unissued shares.

Section 5.5. Authorization of Board re Stock Transaction. The Board of Directors may make such rules and regulations not inconsistent with the By-Laws or Certificate of Incorporation, or law, as it may deem expedient concerning the issue, transfer and registration of certificates of shares of stock of the Corporation.

ARTICLE VI: MISCELLANEOUS.

Section 6.1. Absentee Participation in Meetings. One or more Directors or Stockholders may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, or a meeting of the Stockholders, as the case may be, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

Section 6.2. Designation of Presiding and Recording Officers. The Directors or Stockholders, at any meeting of the Directors or Stockholders, as the case may be, shall have the right to designate any person, whether or not an officer, Director or Stockholder, to preside over, or record the proceedings of, such meeting.

Section 6.3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancy on the Board of Directors whether by death, resignation, removal or otherwise, shall be filled by a majority of the Directors then in office. If any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any Stockholder or any executor, administrator, trustee or guardian of a Stockholder or any fiduciary entrusted with like responsibility for the person or the estate of a Stockholder may call a special meeting of the Stockholders in accordance with the provisions of these By-Laws.

Section 6.4. Fiscal Year. The fiscal year of this Corporation shall end on December 31 of each year such other date as determined by the Board of Directors.

Section 6.5. Notice. Whenever written notice is required to be given to any person under the provisions of these By-Laws, it may given to the person either personally or by sending a copy thereof by United States overnight express mail, postage prepaid, or by courier service, charges prepaid, or by facsimile transmission, to his address or facsimile number appearing on the books of the Corporation or, in the case of Directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto on the first business day following its deposit in the United States mail or with the courier service for delivery to that person. If delivered by facsimile, it shall be deemed to have been given to the person entitled thereto when such facsimile is transmitted and the facsimile confirmation is received. A notice of meeting shall specify the place, date and hour of the meeting and any other information required by any other provision of these By-Laws.

Section 6.6. Waiver of Notice. Whenever any written notice is required by statute or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of Stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of the person either in person or by proxy, at any meting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VII: INDEMNIFICATION.

Section 7.1. Right of Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a Director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another Corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter he amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer of the Corporation in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this section or otherwise.

Section 7.2. Determination Process. Any indemnification under Section 7.1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

(a) By the Board of Directors by a majority vote of Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or

(b) If there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or

(c)	By the Stockholders.

Section 7.3. Right of Claimant to Bring Suit. If a claim under Section 7.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.

Section 7.4. Non-Exclusivity of Rights. The rights conferred in this Article VII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of Stockholders or disinterested Directors or otherwise.

Section 7.5. Successors. The indemnification and advancement of expenses provided by or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VIII: AMENDMENTS.

Section 8.1. Amendments to the By-Laws. Except as may otherwise be provided in the Certificate of Incorporation (including, without limitation, any certificate of designation setting forth the rights, preferences (if any) or privileges applicable to a class of capital stock of the Corporation) and the provisions of the Delaware General Corporation Law, these By-laws shall only be altered, amended, restated, changed, added to and/or repealed by the affirmative vote of the holders of a majority of the outstanding stock issued and entitled to vote or of a majority of the entire Board of Directors.

Section 8.2. Recording Amendments. The text of all amendments to these By-Laws shall be attached to the By-laws with a notation of the date of each such amendment.

DATED: May 15, 2003